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                                                                    Exhibit 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
       (Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

      In connection with the Annual Report of Sun Communities, Inc. (the "Corporation") on Form 10-K/A for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officers, Gary A. Shiffman and Jeffrey P. Jorissen, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to their knowledge:
      (1) The Report fully complies with the requirements of section 13(a) or

      15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Gary A. Shiffman                                    Dated: February 21, 2005
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Gary A. Shiffman, Chief Executive Officer

/s/ Jeffrey P. Jorissen                                 Dated: February 21, 2005
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Jeffrey P. Jorissen, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sun Communities, Inc. and will be retained by Sun Communities, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.